UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 7, 2005

VALLEY FINANCIAL CORPORATION

VIRGINIA	000-28342	54-1702380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

36 Church Avenue, S.W.

Roanoke, Virginia 24011

(Address of principal executive offices)

(540) 342-2265

(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Valley Financial Corporation (the “Company”), the holding company for Roanoke, VA-based Valley Bank, announced that the Company on July 5, 2005 granted a total of 35,650 incentive stock options and 14,040 restricted stock grants. The grants were made to employees of the Company and Valley Bank selected by the Human Resources Committee of the Company’s Board of Directors pursuant to the 2005 Valley Financial Corporation Key Employee Equity Award Plan which was approved by the Company’s shareholders at their April 27, 2005 annual meeting. The incentive stock options vest ratably over a five year period with an exercise price of $12.50 per share and the restricted stock grants will vest on January 31, 2008, subject to certain conditions, including the achievement by the Company of certain financial performance measures during the intervening period as specified by the Human Resources Committee. Included within the grants were 20,000 incentive stock options and 8,000 restricted stock grants to the Company’s executive officers. Of these, the Company’s chief executive officer, Ellis L. Gutshall, was awarded 10,000 incentive stock options and 4,000 restricted stock grants.

The Company’s common stock is traded over the counter under the symbol VYFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: July 7, 2005	/s/ A. Wayne Lewis
A. Wayne Lewis, Executive Vice President